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                Calculations of Earnings Per Share

                                  THREE MONTHS ENDED    NINE MONTHS ENDED
                                  Mar. 31    Mar. 31    Mar. 31   Mar. 31
                                   1996        1995      1996       1995
                                  __________________    _________________

Net Income (Loss)                  $112,000  $ 85,000  $252,000  $326,000
                                   ========  ========  ========  ========

Average shares of common stock
 and common stock equivalents
 outstanding:

 Average common shares outstanding  410,968  423,200    401,263   423,200

 Common stock equivalents -
     options                         12,149     --       12,168      --
                                    _______  _______   ________   _______
Average shares of common stock and
 common stock equivalents
 outstanding                        423,117  423,200    413,431   423,200
                                   ======== ========   ========  ========

Earnings (Loss) per common share   $ 0.26    $ 0.20    $  0.61   $  0.77


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